Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Viva Entertainment Group, Inc. (the "Company") on Form 10-K for the year ended October 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Johnny Falcones, Chief Executive Officer, Principal Accounting and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

Date: May 7, 2018

/s/ Johnny Falcones

Johnny Falcones

Chief Executive Officer, Principal Accounting and Financial Officer